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                                      EXHIBIT 5

                OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP




                                  December 4, 1996






FaxSav Incorporated
399 Thornall Street
Edison, New Jersey 08837


         Re:  Registration Statement for Offering of
              1,794,175 Shares of Common Stock
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Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,794,175 shares of the Common Stock of FaxSav Incorporated (the "Company") under the Company's 1996 Stock Option/Stock Issuance Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1996 Stock Option/Stock Issuance Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,



                             /s/ BROBECK, PHLEGER & HARRISON LLP
                             -----------------------------------
                                 BROBECK, PHLEGER & HARRISON LLP